Exhibit 99.1

SupportSoft Reports Second Quarter 2008 Financial Results

REDWOOD CITY, CA— July 31, 2008 - SupportSoft, Inc. (NASDAQ: SPRT), a leading provider of software and services that make technology work, today reported unaudited financial results for its second quarter ended June 30, 2008.

Financial Summary

Total revenue for the second quarter of 2008 was $11.6 million, as compared to $11.6 million in the first quarter of 2008 and $13.4 million in the second quarter of 2007.

For the second quarter of 2008, Enterprise revenue was $10.7 million as compared to $10.9 million in the first quarter of 2008 and $13.2 million in the year ago quarter.  Second quarter 2008 Enterprise revenue consisted of $2.9 million of license revenue, $3.9 million of maintenance revenue and $3.9 million of service revenue.

For the second quarter of 2008, Consumer revenue was $891,000 as compared to $703,000 in the first quarter of 2008 and $262,000 in the second quarter of 2007.

On a GAAP basis, net loss for the second quarter of 2008 was $4.3 million, or $(0.09) per share, compared to a net loss of $3.6 million, or $(0.08) per share, in the first quarter of 2008 and $4.9 million, or $(0.11) per share, in the second quarter of 2007.

Non-GAAP net loss for the second quarter of 2008 was $3.0 million, or $(0.06) per share, compared to a non-GAAP net loss of $2.4 million, or $(0.05) per share, in the first quarter of 2008 and $3.3 million, or $(0.07) per share, in the second quarter of 2007. Non-GAAP results exclude stock compensation expenses of $1.3 million, $1.2 million, and $1.3 million in the second quarter of 2008, first quarter of 2008 and second quarter of 2007, respectively, and amortization of intangible assets of $58,000,  $30,000 and $272,000 in the second quarter of 2008, first quarter of 2008 and second quarter of 2007, respectively. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Cash and total marketable securities at June 30, 2008 were $100.9 million, compared to $107.4 million at March 31, 2008. The change in cash and marketable securities reflects approximately $3.4 million used for operations, $2.9 million associated with the acquisition and integration of YourTechOnline.com, and $169,000 of incremental unrealized loss for auction rate securities.

“Q2 was a solid quarter in which we laid important groundwork for the future,” said Josh Pickus, CEO of SupportSoft. “Our Enterprise segment delivered a second consecutive quarter of non-GAAP profitability while our Consumer segment grew revenue 27% sequentially, added new partners and strengthened operations.  We plan to increase investment levels in the Consumer business in the third quarter to support ongoing rollouts as well as planned launches of new pilots.”

Recent Company Highlights

•                  SupportSoft added to the Russell 2000 Index

Consumer Segment

•                  Q2 Consumer revenue increases 27% sequentially

•                  Office Depot rollout reaches 400 stores in Q2, up from 84 in Q1; national rollout continuing in the third quarter

•                  Relationships established with two new retail partners; pilots expected to commence in the fall

•                  Transition to North American work-from-home agents completed successfully

•                  Multi-tenant technology platform for scalable partner deployments released

Enterprise Segment

•                  Second consecutive quarter of non-GAAP profitability

•                  Agreement with Lockheed Martin expands growing customer base of outsourcing firms

•                  Three new emerging market telecommunication firms deploy the Company’s service provider solutions

Financial Outlook

For the third quarter of 2008, SupportSoft currently expects total revenue of $11.9 million to $12.4 million and a non-GAAP net loss of $(0.10) to $(0.12) per share. Anticipated non-GAAP results exclude stock-based compensation expenses and amortization of intangible assets. We do not provide guidance on a GAAP basis because the Company does not forecast its future stock based compensation expenses.

Conference Call

SupportSoft will host a conference call discussing the Company’s second quarter 2008 results and third quarter activities on Thursday, July 31, 2008 starting at 4:30 p.m. EDT (1:30 p.m. PDT). A live webcast of the call will be available on the Investor Relations section of the Company’s website at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website or by dialing (888) 286-8010 and entering passcode 5171-3844.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding our expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “continuing,” “seeks,” “forecasts,” “estimates,” “goal,” and similar expressions often identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, the following: the Company’s expected revenue and non-GAAP net loss for the second quarter of 2008; expectations regarding the progress of our collaboration with partners (including the Office Depot rollout) and the anticipated impact of those relationships on our business; anticipated new partner relationships; anticipated pilots; contribution to our revenue from our consumer operations; our continuing ability to run our enterprise business profitably; assessments of our future growth; and our future plans, investments and opportunities.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: our dependence on our third-party alliances and partnerships to help us provide our software and services to consumers; our ability to establish new partnerships and the potential that such partnerships take longer than we expect to produce revenue or do not produce revenue; the potential that cancellations or delays in rolling out our consumer partner programs (including Office Depot) could decrease our revenues; the cancellation or delay of pilots with new consumer partners or the failure of those pilots to mature into full rollouts; our ability to hire, train and manage home-based consumer technology support agents effectively; our ability to achieve broad adoption and acceptance of our offerings; the potential for a decrease in revenue in our enterprise segment caused by our reliance on a few large transactions that generally occur at the end of reporting periods; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the consumer technology support market and the support automation software market; our limited experience in servicing consumers directly; our ability to manage headcount changes including reductions in force; our ability to successfully integrate any acquisitions including YourTechOnline.com; our ability to profitably manage our enterprise business, including our professional services organization and its cost structure; expectations regarding our international business; fluctuation in our quarterly results; diversion of management attention to strategic matters or litigation; our ability to accurately predict performance; our ability to attract and retain key employees; our ability to obtain and enforce sufficient patent protection; the uncertain economic conditions in the United States and in international markets; further weakness or changes in the market for auction rate securities or in other investments we may hold; a determination, upon completion of further quarterly closing and review procedures, that the financial results for the second quarter are different than the results set forth in this press release; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q filed with the SEC on May 9, 2008. You can locate these filings on the Investor Relations page of our website, http://www.supportsoft.com/investors.

Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expenses, amortization/write-down of intangible assets and restructuring charges from its GAAP results in order to determine the non-GAAP financial measures of net income/loss and net income/loss per share. Each of the excluded items (as such items are applicable to particular time periods) is discussed in more detail below.

Stock-based compensation — we believe that the non-GAAP measures, excluding stock-based compensation expenses, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business.

Amortization/write-down of intangible assets — the Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. The Company also excludes such charges as they represent non-cash expenses.

Restructuring charges — we believe the non-GAAP measures, excluding restructuring charges, provide meaningful supplemental information to investors in understanding our ongoing operational costs and expenses, without the broad-based termination costs that comprised our restructuring expense. The Company does not undertake significant restructurings on a predictable basis and, as result, excludes associated charges in order to enable better and more consistent evaluation of the Company’s operating expenses before and after such actions are taken.

SupportSoft uses these non-GAAP financial measures internally to evaluate its performance from period to period and against the performance of other software companies, many of which present similar non-GAAP financial measures. We also believe that investors benefit from seeing “through the eyes of management” as our operating budgets and compensation programs are based on the non-GAAP financial measures we present in this press release.

Finally, SupportSoft believes the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by the Company facilitate an “apples to apples” comparison of our performance with the financial projections published by the analysts.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on the Company’s GAAP financial results. We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions. We also continuously reevaluate which non-GAAP measures are appropriate.

Amounts related to second quarter of 2008 are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

About SupportSoft

SupportSoft (Nasdaq: SPRT) provides software and services that make technology work. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company also provides Instant Technology Relief® to consumers and small businesses through a series of channel partners and www.support.com. For more information about the Company and its enterprise offerings, visit www.supportsoft.com. For Instant Technology Relief to consumer and small business technology problems, visit www.support.com or dial 1-800-PC-SUPPORT.

Investor Contact

Carolyn Bass, Daniel Wood
Market Street Partners
(415) 445-3240
sprt@marketstreetpartners.com

Media Contact

Scott Herring
SupportSoft, Inc.
(650) 556-8953
scott.herring@supportsoft.com

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008 (1)	2007 (2)	2008 (1)	2007 (2)
Revenue:

License	$2,897	$5,891	$5,871	$9,138
Maintenance	3,895	3,910	7,898	7,834
Services	3,934	3,370	7,883	6,464
Consumer revenue	891	262	1,593	423

Total revenue	11,617	13,433	23,245	23,859

Costs and expenses:
Cost of license	92	52	143	90
Cost of maintenance	465	661	1,014	1,299
Cost of services	3,496	4,174	7,249	7,834
Cost of consumer revenue	1,871	1,017	3,110	1,876
Amortization of intangible assets	58	272	88	544
Research and development	2,184	2,434	4,420	4,705
Sales and marketing	5,710	8,623	12,096	16,029
General and administrative	2,725	2,519	5,081	5,061

Total costs and expenses	16,601	19,752	33,201	37,438

Loss from operations	(4,984)	(6,319)	(9,956)	(13,579)

Interest income and other, net	721	1,531	2,170	3,384

Loss before income taxes	(4,263)	(4,788)	(7,786)	(10,195)

Provision for income taxes	(84)	(131)	(192)	(346)

Net loss	$(4,347)	$(4,919)	$(7,978)	$(10,541)

Net loss per share:
Basic	$(0.09)	$(0.11)	$(0.17)	$(0.23)
Diluted	$(0.09)	$(0.11)	$(0.17)	$(0.23)

Shares used in computing per share amounts:
Basic	46,076	45,418	46,065	45,175
Diluted	46,076	45,418	46,065	45,175

Note (1):  2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note (2):  In January 2008, we reorganized the Company and created two business units, consumer and enterprise.

Prior to 2008, the Company conducted its business in one segment.  Revenue and cost of revenue are provided on a segment basis, all other operating expenses are incorporated into the overall company results for these periods.  See the segment information table included in this press release for more information.

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008 (1)	2007 (2)	2008 (1)	2007 (2)

GAAP costs and expenses	$16,601	$19,752	$33,201	$37,438
Amortization of intangible assets	(58)	(272)	(88)	(544)
Restructuring charges	(2)	—	(2)	(17)
Stock-based compensation	(1,333)	(1,319)	(2,507)	(2,503)
Non-GAAP costs and expenses	15,208	18,161	30,604	34,374

Detail of costs and operating expenses:
GAAP cost of maintenance	465	661	1,014	1,299
Restructuring charges	—	—	—	—
Stock-based compensation	(19)	(22)	(39)	(38)
Non-GAAP cost of maintenance	446	639	975	1,261

GAAP cost of services	3,496	4,174	7,249	7,834
Restructuring charges	—	—	—	(7)
Stock-based compensation	(178)	(187)	(352)	(371)
Non-GAAP cost of services	3,318	3,987	6,897	7,456

GAAP cost of consumer revenue	1,871	1,017	3,110	1,876
Restructuring charges	—	—	—	(6)
Stock-based compensation	(36)	—	(48)	—
Non-GAAP cost of consumer revenue	1,835	1,017	3,062	1,870

GAAP cost of research and development	2,184	2,434	4,420	4,705
Restructuring charges	—	—	—	—
Stock-based compensation	(115)	(122)	(260)	(238)
Non-GAAP cost of research and development	2,069	2,312	4,160	4,467

GAAP cost of sales and marketing	5,710	8,623	12,096	16,029
Restructuring charges	—	—	—	(4)
Stock-based compensation	(458)	(484)	(863)	(938)
Non-GAAP cost of sales and marketing	5,252	8,139	11,233	15,087

GAAP cost of general and administrative	2,725	2,519	5,081	5,061
Restructuring charges	(2)	—	(2)	—
Stock-based compensation	(527)	(504)	(945)	(918)
Non-GAAP cost of general and administrative	2,196	2,015	4,134	4,143

GAAP loss from operations	(4,984)	(6,319)	(9,956)	(13,579)
Amortization of intangible assets	58	272	88	544
Restructuring charges	2	—	2	17
Stock-based compensation	1,333	1,319	2,507	2,503
Non-GAAP loss from operations	(3,591)	(4,728)	(7,359)	(10,515)

GAAP loss before income taxes	(4,263)	(4,788)	(7,786)	(10,195)
Amortization of intangible assets	58	272	88	544
Restructuring charges	2	—	2	17
Stock-based compensation	1,333	1,319	2,507	2,503
Non-GAAP loss before income taxes	(2,870)	(3,197)	(5,189)	(7,131)

GAAP net loss	$(4,347)	$(4,919)	$(7,978)	$(10,541)
Amortization of intangible assets	58	272	88	544
Restructuring charges	2	—	2	17
Stock-based compensation	1,333	1,319	2,507	2,503
Non-GAAP net loss	$(2,954)	$(3,328)	$(5,381)	$(7,477)

Basic net loss per share
GAAP	$(0.09)	$(0.11)	$(0.17)	$(0.23)
Non-GAAP	$(0.06)	$(0.07)	$(0.12)	$(0.17)

Diluted net loss per share
GAAP	$(0.09)	$(0.11)	$(0.17)	$(0.23)
Non-GAAP	$(0.06)	$(0.07)	$(0.12)	$(0.17)

Shares used in computing per share amounts (GAAP)
Basic	46,076	45,418	46,065	45,175
Diluted	46,076	45,418	46,065	45,175

Shares used in computing per share amounts (Non-GAAP)
Basic	46,076	45,418	46,065	45,175
Diluted	46,076	45,418	46,065	45,175

Note (1):  The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude restructuring charges, stock-based compensation and amortization of intangible assets from the GAAP financial results. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note (2):  In January 2008, we reorganized the Company and created two business units, consumer and enterprise.

Prior to 2008, the Company conducted its business in one segment.  Revenue and cost of revenue are provided on a segment basis, all other operating expenses are incorporated into the overall company results for these periods.  See the segment information table included in this press release for more information.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2008 (1)	2007 (2)
	(unaudited)
Assets
Current assets:
Cash and short-term marketable securities	$77,619	$112,940
Accounts receivable, net	9,523	10,087
Prepaid expenses and other current assets	1,812	2,531
Total current assets	88,954	125,558
Long-term marketable securities	23,265	—
Property and equipment, net	1,848	2,086
Goodwill	12,646	9,792
Purchased technology	1,375	—
Intangible assets, net	531	340
Other assets	649	682

Total assets	$129,268	$138,458

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$2,602	$2,781
Other accrued liabilities	2,786	3,421
Deferred revenue	8,932	10,502
Other long-term liabilities	1,076	892
Total liabilities	$15,396	$17,596

Stockholders’ equity:
Common stock	$5	$5
Additional paid-in-capital	214,891	212,188
Accumulated other comprehensive loss	(2,487)	(772)
Accumulated deficit	(98,537)	(90,559)
Total stockholders’ equity	$113,872	$120,862

Total liabilities and stockholders’ equity	$129,268	$138,458

Note (1): 2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note (2): Derived from audited financial statements

SUPPORTSOFT, INC.

SEGMENT INFORMATION

(in thousands)

(unaudited)

	Three Months Ended June 30, 2008
	Enterprise	Consumer	Other	Consolidated Total
Revenue:
License	$2,897	$—	$—	$2,897
Maintenance	3,895	—	—	3,895
Services	3,934	—	—	3,934
Consumer	—	891	—	891
Total revenue	10,726	891	—	11,617
Segment operating costs and expenses	(7,589)	(5,424)	—	(13,013)
Amortization of intangible assets	(30)	(28)	—	(58)
Common corporate expenses	—	—	(2,197)	(2,197)
Stock-based compensation	—	—	(1,333)	(1,333)
Interest income and other, net	—	—	721	721
Income (loss) before income taxes	$3,107	$(4,561)	$(2,809)	$(4,263)

	Six Months Ended June 30, 2008
	Enterprise	Consumer	Other	Consolidated Total
Revenue:
License	$5,871	$—	$—	$5,871
Maintenance	7,898	—	—	7,898
Services	7,883	—	—	7,883
Consumer	—	1,593	—	1,593
Total revenue	21,652	1,593	—	23,245
Segment operating costs and expenses	(15,711)	(10,760)	—	(26,471)
Amortization of intangible assets	(60)	(28)	—	(88)
Common corporate expenses	—	—	(4,135)	(4,135)
Stock-based compensation	—	—	(2,507)	(2,507)
Interest income and other, net	—	—	2,170	2,170
Income (loss) before income taxes	$5,881	$(9,195)	$(4,472)	$(7,786)

Consumer Segment.  In our consumer segment, we provide premium technology support to consumers over the phone and the internet for a fee.  We offer our services to consumers through retailers, digital service providers and other companies who provide technology products and services to consumers.  We also provide our services directly to consumers through www.support.com.

Enterprise Segment.  Our enterprise customers use our software to resolve technical problems for their customers.  Digital service providers use our products to automate the installation, activation and verification of broadband services, to reduce the cost and improve the quality of support for customers, and to enable the remote management of devices located at customer premises.  Corporate IT departments and IT outsourcing firms use our software to improve the cost-effectiveness and efficiency of their support through an integrated portfolio of proactive service, self service and assisted service products.

Other. This category consists of common corporate expenses such as general and administrative expenses, stock-based compensation expense, interest income, and other income or expenses, which are items that we do not allocate to our business units.

2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.